Exhibit 10.22

YRC WORLDWIDE INC.

10990 Roe Avenue

Overland Park, Kansas 66211

July 7, 2011

Morgan Stanley Senior Funding, Inc.

1585 Broadway, Floor 04

New York, New York, 10036

Re: Termination of Commitment Letter and Fee Letter

Ladies and Gentleman:

Reference is made (i) to that certain letter effective as of May 16, 2011 (the “Commitment Letter”) by and among Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and YRC Worldwide Inc. (“YRCW”), regarding an agreement to use best efforts to arrange an up to $400 million Senior Secured Financing and a $50.0 million commitment of Morgan Stanley in respect thereof and (ii) to that certain fee letter effective as of May 16, 2011 (the “Fee Letter”) by and among Morgan Stanley and YRCW, regarding certain fees payable in connection with such engagement.

In accordance with the terms of the Commitment Letter and the Fee Letter, YRCW hereby notifies you that it terminates the Commitment Letter and the Fee Letter; provided that the terms of the Commitment Letter relating to (i) costs and expenses and fees, (ii) indemnification, (iii) confidentiality and (iv) governing law shall survive termination of the Commitment Letter. Morgan Stanley acknowledges that the conditions Morgan Stanley must have satisfied to be entitled to receive payment of the Morgan Stanley Alternative Transaction Fee under Paragraph 2 of the Fee Letter have not been, and cannot be, satisfied and that, notwithstanding the terms of the Commitment Letter and the Fee Letter, Paragraph 2 of the Fee Letter shall not survive termination of the Commitment Letter nor the Fee Letter.

For the avoidance of doubt, termination of the Commitment Letter and the Fee Letter does not terminate Morgan Stanley’s obligations under that certain Confidentiality Agreement dated as of February 1, 2011 by and between Morgan Stanley and YRCW.

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YRC WORLDWIDE INC.

By:
Name:
Title:

Acknowledged and agreed:

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name: Ron Kubick
Title: Managing Director

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